UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On December 5, 2013, four wholly-owned subsidiaries of Tower Group International, Ltd. (the “Company”), including Tower Insurance Company of New York, CastlePoint Insurance Company, CastlePoint National Insurance Company and Hermitage Insurance Company (each a “Borrower”), entered into a Cancellation Letter (the “Cancellation Letter”) with Barclays Bank PLC (“Barclays”) and Bank of Montreal, London Branch (“Bank of Montreal”), terminating the Letter of Credit Facility Agreement, dated as of November 11, 2011, as amended on March 12, 2012, July 16, 2012 and November 21, 2012, as amended and restated on March 7, 2013, and as subsequently amended on May 2, 2013 and October 22, 2013 among the Borrowers, Barclays and Bank of Montreal as issuing banks, and Barclays as agent and security agent.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Cancellation Letter, dated as of December 5, 2013, by and among Tower Insurance Company of New York, CastlePoint Insurance Company, CastlePoint National Insurance Company, Hermitage Insurance Company, Barclays Bank PLC and Bank of Montreal

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: December 9, 2013	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President and Chief Financial Officer